Exhibit 99.1

Contact:	Hal S. Jones		For Immediate Release
	(202) 334-6645		February 21, 2014

GRAHAM HOLDINGS COMPANY REPORTS
2013 AND FOURTH QUARTER EARNINGS

WASHINGTON—Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $236.0 million ($32.05 per share) for the year ended December 31, 2013, compared to $131.2 million ($17.39 per share) for the year ended December 31, 2012. Net income includes $46.1 million ($6.27 per share) and $60.1 million ($8.17 per share) in income from discontinued operations for 2013 and 2012, respectively. Income from continuing operations attributable to common shares was $189.9 million ($25.78 per share) for 2013, compared to $71.1 million ($9.22 per share) for 2012. For the fourth quarter of 2013, the Company reported net income attributable to common shares of $156.5 million ($21.14 per share), compared to a loss of $45.4 million ($6.57 per share) for the same period of 2012. Net income includes $100.8 million ($13.62 per share) and $5.6 million ($0.78 per share) in income from discontinued operations for the fourth quarter of 2013 and 2012, respectively. The Company reported income from continuing operations attributable to common shares of $55.6 million ($7.52 per share) for the fourth quarter of 2013, compared to a loss of $51.0 million ($7.35 per share) for the same period of 2012.
On October 1, 2013, the Company completed the sale of most of its newspaper publishing businesses, including The Washington Post. Consequently, income from continuing operations excludes these sold businesses, which have been reclassified to discontinued operations, net of tax, for all periods presented.
The results for 2013 and 2012 were affected by a number of items as described in the following paragraphs. Excluding these items, income from continuing operations attributable to common shares was $233.7 million ($31.76 per share) for 2013, compared to $191.4 million ($25.87 per share) for 2012. Excluding these items, income from continuing operations attributable to common shares was $80.3 million ($10.88 per share) for the fourth quarter of 2013, compared to $69.1 million ($9.27 per share) for the fourth quarter of 2012. (Refer to the Non-GAAP Financial Information schedule attached to this release for additional details.)
Items included in the Company’s income from continuing operations for 2013 are listed below, and fourth quarter activity, if any, is highlighted for each item:

•
$36.4 million in severance and restructuring charges at the education division (after-tax impact of $25.3 million, or $3.46 per share); $18.1 million of these charges were recorded in the fourth quarter (after-tax impact of $12.2 million, or $1.66 per share);

•	a fourth quarter $3.3 million noncash intangible and other long-lived assets impairment charge at Kaplan (after-tax impact of $3.2 million, or $0.44 per share);

•	a fourth quarter $10.4 million write-down of a marketable equity security (after-tax impact of $6.7 million, or $0.91 per share); and

•
$13.4 million in non-operating unrealized foreign currency losses (after-tax impact of $8.6 million, or $1.17 per share); $4.0 million in losses were recorded in the fourth quarter (after-tax impact of $2.6 million, or $0.35 per share).

Items included in the Company’s income from continuing operations for 2012 are listed below, and fourth quarter activity, if any, is highlighted for each item:

•	a fourth quarter $111.6 million noncash goodwill and other long-lived assets impairment charge at Kaplan Test Preparation (KTP) (after-tax impact of $81.9 million, or $11.33 per share);

•
$45.2 million in severance and restructuring charges at the education division (after-tax impact of $32.9 million, or $4.53 per share); $35.9 million of these charges were recorded in the fourth quarter (after-tax impact of $27.1 million, or $3.75 per share);

•	a fourth quarter $18.0 million write-down of a marketable equity security (after-tax impact of $11.2 million, or $1.54 per share);

•	a $5.8 million gain on the sale of a cost method investment (after-tax impact of $3.7 million, or $0.48 per share); and

•	$3.1 million in non-operating unrealized foreign currency gains (after-tax impact of $2.0 million, or $0.27 per share).

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Revenue for 2013 was $3,487.9 million, up 1% from $3,455.6 million in 2012. Revenues increased at the cable division and in other businesses, offset by declines at the television broadcasting and education divisions. Operating income for 2013 increased to $345.6 million, from $179.2 million in 2012. Operating results improved at the education and cable divisions, offset by a decline at the television broadcasting division.
For the fourth quarter of 2013, revenue was $888.9 million, down 1% from $895.9 million in 2012. Revenues declined at the television broadcasting and cable divisions, offset by an increase at the education division. The Company reported operating income of $105.5 million in the fourth quarter of 2013, compared to an operating loss of $22.9 million in 2012. Operating results improved at the education and cable divisions, offset by a decline at the television broadcasting division.
Division Results
Education
Education division revenue in 2013 totaled $2,177.5 million, a 1% decline from $2,196.5 million in 2012. For the fourth quarter of 2013, education division revenue totaled $555.0 million, a 2% increase from $546.3 million for the same period of 2012.
Kaplan reported operating income of $51.3 million for 2013, compared to an operating loss of $105.4 million in 2012; Kaplan reported operating income for the fourth quarter of 2013 of $14.6 million, compared to an operating loss of $111.9 million in the fourth quarter of 2012. Kaplan’s 2013 operating results in comparison to 2012 benefited from strong improvement in Kaplan Higher Education (KHE) and Kaplan Test Preparation (KTP) results, and a $111.6 million noncash goodwill and other long-lived assets impairment charge related to KTP, recorded in the fourth quarter of 2012, that did not recur.
In response to student demand levels, Kaplan has formulated and implemented restructuring plans at its various businesses that have resulted in significant costs in 2013 and 2012, with the objective of establishing lower cost levels in future periods. Across all businesses, restructuring costs totaled $36.4 million in 2013 and $45.2 million in 2012. Restructuring costs totaled $18.1 million in the fourth quarter of 2013 and $35.9 million in the fourth quarter of 2012. (Refer to the Education Division Information, Summary of Restructuring Charges schedule attached to this release for additional details.) Kaplan continues to evaluate its cost structure and may develop additional restructuring plans in 2014.
A summary of Kaplan’s operating results, including and excluding restructuring costs, is as follows:

	Three Months Ended			Twelve Months Ended
	December 31			December 31
(in thousands)	2013	2012	% Change	2013	2012	% Change
Revenue
Higher education	$269,895	$276,459	(2)	$1,080,908	$1,149,407	(6)
Test preparation	61,137	60,485	1	293,201	284,252	3
Kaplan international	223,276	206,928	8	797,362	753,790	6
Kaplan corporate	1,494	4,756	(69)	7,990	15,039	(47)
Intersegment elimination	(791)	(2,287)	—	(1,953)	(5,992)	—
	$555,011	$546,341	2	$2,177,508	$2,196,496	(1)
Operating Income (Loss)
Higher education	$29,230	$10,916	—	$71,584	$27,245	—
Test preparation	(3,188)	(6,732)	53	4,118	(10,799)	—
Kaplan international	28,517	15,319	86	53,424	49,612	8
Kaplan corporate	(33,873)	(14,060)	—	(64,948)	(43,160)	(50)
Amortization of intangible assets	(2,794)	(6,191)	55	(9,962)	(17,719)	44
Impairment of goodwill and other long-lived assets	(3,250)	(111,593)	97	(3,250)	(111,593)	97
Intersegment elimination	(46)	467	—	335	1,046	—
	$14,596	$(111,874)	—	$51,301	$(105,368)	—
Operating Income (Loss)
Restructuring Costs Excluded from Divisions
Higher education*	$34,640	$27,860	24	$91,128	$50,640	80
Test preparation	(3,188)	(6,732)	53	4,118	(10,799)	—
Kaplan international*	30,182	30,201	—	59,196	66,054	(10)
Kaplan corporate*	(22,831)	(12,575)	(82)	(53,906)	(40,350)	(34)
	38,803	38,754	—	100,536	65,545	53
Restructuring costs*	(18,117)	(35,906)	50	(36,358)	(45,242)	20
Amortization of intangible assets*	(2,794)	(3,596)	22	(9,962)	(15,124)	34
Impairment of goodwill and other long-lived assets	(3,250)	(111,593)	97	(3,250)	(111,593)	97
Intersegment elimination	(46)	467	—	335	1,046	—
	$14,596	$(111,874)	—	$51,301	$(105,368)	—

*Non-GAAP Measure

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KHE includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional training and other continuing education businesses.
In 2012, KHE began implementing plans to close or merge 13 ground campuses, consolidate other facilities and reduce its workforce. In connection with these and other plans, KHE incurred $19.5 million and $23.4 million in restructuring costs from accelerated depreciation and severance and lease obligations in 2013 and 2012, respectively; $5.4 million and $16.9 million of these restructuring costs were recorded in the fourth quarter of 2013 and 2012, respectively. At the end of 2013, the KHE campus closures or mergers had been largely completed, with two remaining campus closures to be completed in the first half of 2014.
In 2013 and the fourth quarter of 2013, KHE revenue declined 6% and 2%, respectively, due largely to declines in average enrollments, which reflect weaker market demand over the past year, and the impact of campuses closed or in the process of closing. Operating income increased significantly for 2013 and the fourth quarter of 2013 due primarily to expense reductions associated with lower enrollments and recent restructuring efforts.
New student enrollments at KHE increased 4% in 2013 due to the positive impact of trial period modifications and process improvements, offset by the impact of campus closures. However, total students at December 31, 2013, were down 8% compared to December 31, 2012, and September 30, 2013. Excluding campuses closed or planned for closure, total students at December 31, 2013, were down 5% and 7%, compared to December 31, 2012, and September 30, 2013, respectively. The increase in new enrollments was offset by a reduction in the number of continuing students. A summary of student enrollments is as follows:

	Students as of
	December 31,	September 30,	December 31,
	2013	2013	2012
Kaplan University	42,816	46,340	44,371
Other Campuses	17,417	18,818	21,099
	60,233	65,158	65,470

	Students as of
	December 31,	September 30,	December 31,
(excluding campuses closing)	2013	2013	2012
Kaplan University	42,816	46,340	44,371
Other Campuses	17,342	18,619	19,267
	60,158	64,959	63,638
Kaplan University and Other Campuses enrollments by certificate and degree programs, are as follows:

	As of December 31
	2013	2012
Certificate	21.7%	23.2%
Associate’s	29.7%	29.1%
Bachelor’s	32.3%	33.8%
Master’s	16.3%	13.9%
	100.0%	100.0%
KTP includes Kaplan’s standardized test preparation programs. KTP revenue increased 3% in 2013 and 1% for the fourth quarter of 2013. Although total enrollment declined 4% and 3% for the fourth quarter and 2013, respectively, declines in revenue from graduate programs were offset by growth in medical and bar review programs and other products. KTP operating results improved in 2013 due to the increase in revenues and lower costs.
In the fourth quarter of 2012, Kaplan recorded a $111.6 million noncash goodwill and other long-lived assets impairment charge in connection with KTP. This impairment charge was determined as part of the Company's 2012 annual goodwill and intangible assets impairment testing.
Kaplan International includes English-language programs and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue increased 6% and 8% in 2013 and the fourth quarter of 2013, respectively. Kaplan International revenue increases in 2013 are due to enrollment growth in the pathways, English-language and Singapore higher education programs.
Kaplan International operating income increased in 2013 due largely to a reduction in operating losses in Australia from lower restructuring costs, and improved results in Singapore. These increases were offset by reduced

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earnings in professional training and increased investment to support growth in English-language programs. Restructuring costs at Kaplan International totaled $5.8 million and $16.4 million in 2013 and 2012, respectively. Restructuring costs were $1.7 million and $14.9 million in the fourth quarter of 2013 and 2012, respectively. These restructuring costs were largely in Australia and included lease obligations, accelerated depreciation and severance charges; the restructuring plan in Australia has now been completed.
In the fourth quarter of 2013, Kaplan recorded $3.3 million in noncash intangible and other long-lived assets impairment charges primarily in connection with one of the businesses in Kaplan International.
Kaplan corporate represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities. In the fourth quarter of 2013, $11.0 million in restructuring costs was recorded in connection with charges related to office space managed by Kaplan corporate.
In the fourth quarter of 2012, $2.6 million in restructuring costs was included in amortization of intangible assets, largely from accelerated intangible asset amortization associated with changes to business operations in Australia.
Cable
Cable division revenue for 2013 increased 3% to $807.3 million, from $787.1 million in 2012; revenue totaled $200.2 million for the fourth quarter of 2013, a 1% decline from $201.7 million for the fourth quarter of 2012. The revenue increase in 2013 is due to recent rate increases for a substantial portion of subscribers, growth in commercial sales and a reduction in promotional discounts. The increase was offset by a decline in video subscribers, as the cable division focuses its efforts on churn reduction and retention of its high-value subscribers.
Cable division operating income in 2013 increased 10% to $169.7 million, from $154.6 million in 2012; operating income for the fourth quarter of 2013 increased 12% to $48.7 million, from $43.4 million in the fourth quarter of 2012. Cable division operating income for 2013 improved primarily due to increased revenues, partially offset by higher programming costs. The division’s operating income for the fourth quarter of 2013 increased primarily due to lower depreciation and marketing expenses.
At December 31, 2013, Primary Service Units (PSUs) were down 4% from the prior year due primarily to a decline in video subscribers. A summary of PSUs is as follows:

	As of December 31
	2013	2012
Video	538,894	593,615
High-speed data	472,631	459,235
Telephony	177,483	184,528
	1,189,008	1,237,378
Television Broadcasting
Revenue for the television broadcasting division decreased 6% to $374.6 million in 2013, from $399.7 million in 2012; for the fourth quarter of 2013, revenue decreased 11% to $103.0 million, from $116.2 million in 2012. Television broadcasting division operating income for 2013 decreased 11% to $171.3 million, from $191.6 million in 2012. For the fourth quarter of 2013, operating income decreased 17% to $51.9 million, from $62.8 million in 2012.
The decline in revenue and operating income for 2013 and the fourth quarter of 2013 is due to a $49.7 million and $25.6 million decrease in political advertising revenue, respectively, and $10.8 million in incremental summer Olympics-related advertising at the Company's NBC affiliates included in the third quarter of 2012. The decline in revenue and operating income was partially offset by increased retransmission revenues.
Other Businesses
Other businesses includes the operating results of The Slate Group and Foreign Policy Group, which publish online and print magazines and websites; SocialCode, a marketing solutions provider helping companies with marketing on social-media platforms; Celtic Healthcare, a provider of home health and hospice services in the northeastern and mid-Atlantic regions, acquired by the Company in November 2012; Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications, acquired by the Company in August 2013; and Trove, a digital team focused on emerging technologies and new product development.
The revenue increase of 77% in other businesses for 2013 is due to growth at SocialCode and Slate and revenue from the Company's recently acquired Celtic Healthcare and Forney businesses. Revenue decreased slightly in the fourth quarter of 2013. While gross bookings increased substantially in the fourth quarter of 2013 at SocialCode, revenue declined as changes to customer contract arrangements resulted in a modification to net revenue

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presentation. Also, $29.9 million of revenue and operating expenses from the third quarter of 2013 have been reclassified to a net revenue presentation in 2013.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, as well as a net pension credit. Corporate office also includes the current and historical pension and postretirement benefits expense for retirees of the newspaper publishing businesses that were sold since the associated assets and liabilities are being retained by the Company.
In November 2013, the Company announced that its headquarters building was to be sold for approximately $159 million. The sale is currently expected to close at the end of March 2014.
Equity in Earnings of Affiliates
The Company holds a 16.5% interest in Classified Ventures, LLC and interests in several other affiliates.
The Company’s equity in earnings of affiliates, net, for 2013 was $13.2 million, compared to $14.1 million in 2012. For the fourth quarter of 2013, the Company’s equity in earnings of affiliates was insignificant, compared to $2.8 million for the fourth quarter of 2012.
Other Non-Operating (Expense) Income
The Company recorded other non-operating expense, net, of $23.8 million in 2013, compared to $5.5 million in 2012. For the fourth quarter of 2013, the Company recorded other non-operating expense, net, of $14.9 million, compared to $17.6 million for the fourth quarter of 2012.
The 2013 non-operating expense, net, included a $10.4 million fourth quarter write-down of a marketable equity security, $13.4 million in unrealized foreign currency losses ($4.0 million in unrealized foreign currency losses in the fourth quarter) and other items. The 2012 non-operating expense, net, included an $18.0 million fourth quarter write-down of a marketable equity security, offset by $6.6 million in net gains from cost method investments, $3.1 million in unrealized foreign currency gains and other items.
During 2013, on an overall basis, the fair value of the Company’s marketable securities appreciated by $96.3 million.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $33.8 million in 2013, compared to $32.6 million in 2012; net interest expense totaled $8.2 million for the fourth quarters of 2013 and 2012. At December 31, 2013, the Company had $450.8 million in borrowings outstanding at an average interest rate of 7.0%, and cash, marketable securities and other investments of $1,175.8 million. At December 31, 2012, the Company had $696.7 million in borrowings outstanding at an average interest rate of 5.1%, and cash, marketable securities and other investments of $959.9 million.
Provision for Income Taxes
The effective tax rate for income from continuing operations in 2013 was 36.5%. This effective tax rate benefited from lower state taxes and lower rates in jurisdictions outside the United States, offset by $4.6 million in net state and non-U.S. valuation allowances provided against deferred income tax benefits where realization is doubtful.
The effective tax rate for income from continuing operations in 2012 was 53.6%. This effective tax rate was adversely impacted by $12.8 million from nondeductible goodwill in connection with an impairment charge recorded in 2012, and $12.5 million in net state and non-U.S. valuation allowances provided against deferred income tax benefits where realization is doubtful, offset by tax benefits from lower rates in jurisdictions outside the United States.
Discontinued Operations
On October 1, 2013, the Company completed the sale of most of its newspaper Publishing Subsidiaries. The related publishing businesses sold include The Washington Post, Express, The Gazette Newspapers, Southern Maryland Newspapers, Greater Washington Publishing, Fairfax County Times, El Tiempo Latino and related websites. Slate magazine, TheRoot.com and Foreign Policy were not part of the transaction and remain with the Company, as do the Trove and SocialCode businesses. The Company’s interest in Classified Ventures and certain real estate assets, including the headquarters building in downtown Washington, DC, also remain with the Company. Consequently, income from continuing operations excludes these sold businesses, which have been reclassified to discontinued operations, net of tax, for all periods presented.

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The Purchaser acquired all the issued and outstanding equity securities of the Publishing Subsidiaries for $250 million, subject to customary adjustments for cash, debt and working capital at closing. In 2013, a pre-tax gain of $157.5 million was recorded on the sale ($100.0 million after-tax gain).
In March 2013, the Company sold The Herald. Kaplan sold Kidum in August 2012, EduNeering in April 2012 and Kaplan Learning Technologies (KLT) in February 2012. In addition, the Company divested its interest in Avenue100 Media Solutions in July 2012. Consequently, income from continuing operations also excludes the operating results and related net gains on disposition of these businesses, which have been reclassified to discontinued operations, net of tax, for all periods presented.
Earnings (Loss) Per Share
The calculation of diluted earnings (loss) per share for 2013 and the fourth quarter of 2013 was based on 7,332,508 and 7,347,267 weighted average shares, respectively, compared to 7,403,946 and 7,223,281 weighted average shares, respectively, for 2012 and the fourth quarter of 2012. In 2013, the Company repurchased 33,024 shares of its Class B common stock at a cost of $17.7 million. At December 31, 2013, there were 7,387,124 shares outstanding and the Company had remaining authorization from the Board of Directors to purchase up to 159,219 shares of Class B common stock.
Forward-Looking Statements
This report contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31%
(in thousands, except per share amounts)	2013	2012	Change
Operating revenues	$888,899	$895,891	(1)
Operating expenses	716,520	725,882	(1)
Depreciation of property, plant and equipment	59,874	73,731	(19)
Amortization of intangible assets	3,731	7,610	(51)
Impairment of goodwill and other long-lived assets	3,250	111,593	(97)
Operating income (loss)	105,524	(22,925)	—
Equity in earnings of affiliates, net	37	2,785	(99)
Interest income	590	901	(35)
Interest expense	(8,838)	(9,064)	(2)
Other expense, net	(14,920)	(17,572)	(15)
Income (loss) from continuing operations before income taxes	82,393	(45,875)	—
Provision for income taxes	26,700	5,100	—
Income (loss) from continuing operations	55,693	(50,975)	—
Income from discontinued operations, net of tax	100,835	5,600	—
Net income (loss)	156,528	(45,375)	—
Net income attributable to noncontrolling interests	(55)	(64)	(14)
Net income (loss) attributable to Graham Holdings Company	156,473	(45,439)	—
Redeemable preferred stock dividends	—	—	—
Net Income (Loss) Attributable to Graham Holdings Company Common Stockholders	$156,473	$(45,439)	—
Amounts Attributable to Graham Holdings Company Common Stockholders
Income (loss) from continuing operations	$55,638	$(51,039)	—
Income from discontinued operations, net of tax	100,835	5,600	—
Net income (loss)	$156,473	$(45,439)	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic income (loss) per common share from continuing operations	$7.54	$(7.35)	—
Basic income per common share from discontinued operations	13.66	0.78	—
Basic net income (loss) per common share	$21.20	$(6.57)	—
Basic average number of common shares outstanding	7,266	7,223
Diluted income (loss) per common share from continuing operations	$7.52	$(7.35)	—
Diluted income per common share from discontinued operations	13.62	0.78	—
Diluted net income (loss) per common share	$21.14	$(6.57)	—
Diluted average number of common shares outstanding	7,347	7,223

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Twelve Months Ended
	December 31%
(in thousands, except per share amounts)	2013	2012	Change
Operating revenues	$3,487,864	$3,455,570	1
Operating expenses	2,892,233	2,899,773	0
Depreciation of property, plant and equipment	233,218	244,078	(4)
Amortization of intangible assets	13,598	20,946	(35)
Impairment of goodwill and other long-lived assets	3,250	111,593	(97)
Operating income	345,565	179,180	93
Equity in earnings of affiliates, net	13,215	14,086	(6)
Interest income	2,264	3,393	(33)
Interest expense	(36,067)	(35,944)	0
Other expense, net	(23,751)	(5,456)	—
Income from continuing operations before income taxes	301,226	155,259	94
Provision for income taxes	110,000	83,200	32
Income from continuing operations	191,226	72,059	—
Income from discontinued operations, net of tax	46,119	60,128	(23)
Net income	237,345	132,187	80
Net income attributable to noncontrolling interests	(480)	(74)	—
Net income attributable to Graham Holdings Company	236,865	132,113	79
Redeemable preferred stock dividends	(855)	(895)	(4)
Net Income Attributable to Graham Holdings Company Common Stockholders	$236,010	$131,218	80
Amounts Attributable to Graham Holdings Company Common Stockholders
Income from continuing operations	$189,891	$71,090	—
Income from discontinued operations, net of tax	46,119	60,128	(23)
Net income	$236,010	$131,218	80
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic income per common share from continuing operations	$25.83	$9.22	—
Basic income per common share from discontinued operations	6.27	8.17	(23)
Basic net income per common share	$32.10	$17.39	85
Basic average number of common shares outstanding	7,238	7,360
Diluted income per common share from continuing operations	$25.78	$9.22	—
Diluted income per common share from discontinued operations	6.27	8.17	(23)
Diluted net income per common share	$32.05	$17.39	84
Diluted average number of common shares outstanding	7,333	7,404

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2013	2012	Change	2013	2012	Change
Operating Revenues
Education	$555,011	$546,341	2	$2,177,508	$2,196,496	(1)
Cable	200,240	201,703	(1)	807,309	787,117	3
Television broadcasting	102,952	116,192	(11)	374,605	399,691	(6)
Other businesses	30,735	31,655	(3)	128,803	72,837	77
Corporate office	—	—	—	—	—	—
Intersegment elimination	(39)	—	—	(361)	(571)	—
	$888,899	$895,891	(1)	$3,487,864	$3,455,570	1
Operating Expenses
Education	$540,415	$658,215	(18)	$2,126,207	$2,301,864	(8)
Cable	151,543	158,258	(4)	637,574	632,536	1
Television broadcasting	51,046	53,359	(4)	203,329	208,049	(2)
Other businesses	34,647	41,590	(17)	152,271	105,847	44
Corporate office	5,763	7,394	(22)	23,279	28,665	(19)
Intersegment elimination	(39)	—	—	(361)	(571)	—
	$783,375	$918,816	(15)	$3,142,299	$3,276,390	(4)
Operating Income (Loss)
Education	$14,596	$(111,874)	—	$51,301	$(105,368)	—
Cable	48,697	43,445	12	169,735	154,581	10
Television broadcasting	51,906	62,833	(17)	171,276	191,642	(11)
Other businesses	(3,912)	(9,935)	61	(23,468)	(33,010)	29
Corporate office	(5,763)	(7,394)	22	(23,279)	(28,665)	19
	$105,524	$(22,925)	—	$345,565	$179,180	93
Depreciation
Education	$28,134	$37,431	(25)	$89,764	$101,183	(11)
Cable	27,541	32,366	(15)	128,184	129,107	(1)
Television broadcasting	3,062	3,545	(14)	12,467	13,018	(4)
Other businesses	616	389	58	2,177	770	—
Corporate office	521	—	—	626	—	—
	$59,874	$73,731	(19)	$233,218	$244,078	(4)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$6,044	$117,784	(95)	$13,212	$129,312	(90)
Cable	52	52	—	220	211	4
Television broadcasting	—	—	—	—	—	—
Other businesses	885	1,367	(35)	3,416	3,016	13
Corporate office	—	—	—	—	—	—
	$6,981	$119,203	(94)	$16,848	$132,539	(87)
Pension Expense (Credit)
Education	$4,032	$3,701	9	$16,538	$11,584	43
Cable	940	802	17	3,708	2,540	46
Television broadcasting	(371)	1,523	—	3,381	4,970	(32)
Other businesses	187	55	—	610	169	—
Corporate office	(14,287)	(6,712)	—	(41,836)	(27,871)	50
	$(9,499)	$(631)	—	$(17,599)	$(8,608)	—

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2013	2012	Change	2013	2012	Change
Operating Revenues
Higher education	$269,895	$276,459	(2)	$1,080,908	$1,149,407	(6)
Test preparation	61,137	60,485	1	293,201	284,252	3
Kaplan international	223,276	206,928	8	797,362	753,790	6
Kaplan corporate	1,494	4,756	(69)	7,990	15,039	(47)
Intersegment elimination	(791)	(2,287)	—	(1,953)	(5,992)	—
	$555,011	$546,341	2	$2,177,508	$2,196,496	(1)
Operating Expenses
Higher education	$240,665	$265,543	(9)	$1,009,324	$1,122,162	(10)
Test preparation	64,325	67,217	(4)	289,083	295,051	(2)
Kaplan international	194,759	191,609	2	743,938	704,178	6
Kaplan corporate	35,367	18,816	88	72,938	58,199	25
Amortization of intangible assets	2,794	6,191	(55)	9,962	17,719	(44)
Impairment of goodwill and other long-lived assets	3,250	111,593	(97)	3,250	111,593	(97)
Intersegment elimination	(745)	(2,754)	—	(2,288)	(7,038)	—
	$540,415	$658,215	(18)	$2,126,207	$2,301,864	(8)
Operating Income (Loss)
Higher education	$29,230	$10,916	—	$71,584	$27,245	—
Test preparation	(3,188)	(6,732)	53	4,118	(10,799)	—
Kaplan international	28,517	15,319	86	53,424	49,612	8
Kaplan corporate	(33,873)	(14,060)	—	(64,948)	(43,160)	(50)
Amortization of intangible assets	(2,794)	(6,191)	55	(9,962)	(17,719)	44
Impairment of goodwill and other long-lived assets	(3,250)	(111,593)	97	(3,250)	(111,593)	97
Intersegment elimination	(46)	467	—	335	1,046	—
	$14,596	$(111,874)	—	$51,301	$(105,368)	—
Depreciation
Higher education	$9,973	$22,916	(56)	$43,892	$58,514	(25)
Test preparation	4,536	5,410	(16)	19,194	19,718	(3)
Kaplan international	4,281	8,659	(51)	16,296	21,149	(23)
Kaplan corporate	9,344	446	—	10,382	1,802	—
	$28,134	$37,431	(25)	$89,764	$101,183	(11)
Pension Expense
Higher education	$2,899	$2,535	14	$11,714	$7,943	47
Test preparation	662	626	6	2,674	2,007	33
Kaplan international	90	76	18	363	189	92
Kaplan corporate	381	464	(18)	1,787	1,445	24
	$4,032	$3,701	9	$16,538	$11,584	43

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
SUMMARY OF RESTRUCTURING CHARGES
(Unaudited)

(in thousands)	Severance	Accelerated Depreciation	Lease Obligation Losses	Accelerated Amortization	Other	Total
Three Months Ended December 31
2013
Higher education	$1,217	$1,728	$2,290	$—	$175	$5,410
Test preparation	—	—	—	—	—	—
Kaplan international	580	536	318	—	231	1,665
Kaplan corporate	341	9,107	1,594	—	—	11,042
	$2,138	$11,371	$4,202	$—	$406	$18,117
2012
Higher education	$3,211	$12,291	$1,420	$—	$22	$16,944
Test preparation	—	—	—	—	—	—
Kaplan international	1,172	4,294	8,374	—	1,042	14,882
Kaplan corporate and amortization of intangible assets	1,485	—	—	2,595	—	4,080
	$5,868	$16,585	$9,794	$2,595	$1,064	$35,906
Twelve Months Ended December 31
2013
Higher education	$4,264	$7,489	$6,627	$—	$1,164	$19,544
Test preparation	—	—	—	—	—	—
Kaplan international	1,684	260	1,130	—	2,698	5,772
Kaplan corporate	341	9,107	1,594	—	—	11,042
	$6,289	$16,856	$9,351	$—	$3,862	$36,358
2012
Higher education	$8,807	$12,936	$1,420	$—	$232	$23,395
Test preparation	—	—	—	—	—	—
Kaplan international	2,732	4,294	8,374	—	1,042	16,442
Kaplan corporate and amortization of intangible assets	2,810	—	—	2,595	—	5,405
	$14,349	$17,230	$9,794	$2,595	$1,274	$45,242

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding income from continuing operations excluding certain items described below reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

•	the ability to identify trends in the Company’s underlying business; and

•	a better understanding of how management plans and measures the Company’s underlying business.
Income from continuing operations excluding certain items should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share amounts)	2013	2012	2013	2012
Amounts Attributable to Graham Holdings Company Common Stockholders
Income (loss) from continuing operations, as reported	$55,638	$(51,039)	$189,891	$71,090
Adjustments:
Severance and restructuring charges	12,194	27,102	25,347	32,891
Goodwill and other long-lived assets impairment charge	3,210	81,875	3,210	81,875
Marketable equity securities write-down	6,680	11,159	6,680	11,159
Gain on sale of a cost method investment	—	—	—	(3,657)
Foreign currency loss (gain)	2,580	29	8,564	(1,968)
Income from continuing operations, adjusted (non-GAAP)	$80,302	$69,126	$233,692	$191,390
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Diluted income (loss) per common share from continuing operations, as reported	$7.52	$(7.35)	$25.78	$9.22
Adjustments:
Severance and restructuring charges	1.66	3.75	3.46	4.53
Goodwill and other long-lived assets impairment charge	0.44	11.33	0.44	11.33
Marketable equity securities write-down	0.91	1.54	0.91	1.54
Gain on sale of a cost method investment	—	—	—	(0.48)
Foreign currency loss (gain)	0.35	—	1.17	(0.27)
Diluted income per common share from continuing operations, adjusted (non-GAAP)	$10.88	$9.27	$31.76	$25.87
The adjusted diluted per share amounts may not compute due to rounding.

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